EXHIBIT 99.1

Extractive Sector Transparency Measures Act – Annual Report for the year ended December 31, 2023

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Fortuna Silver Mines Inc.

Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/20/2022

Reporting Entity ESTMA Identification Number	E929085

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kevin O'Reilly				Date	5/30/2023

Position Title	VP Finance and Administration

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Fortuna Silver Mines Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E929085
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Donations	Total Amount paid to Payee	Notes[34]
Argentina	National Government of Argentina	Ministry of Environment and Production			131,443						131,443	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	Mining and energy resources secretary	Mining and energy resources secretary			4,667						4,667	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	Municipality of Tolar Grande				151,056						151,056	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	Dirección General de rentas de la Provincia de Salta				5,102	-					5,102	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	YPF S.A.										0	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	National Government of Argentina	Tax Authority (AFIP)									0	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	National Government of Argentina	Tax Authority (AFIP)	1,308,144								1,308,144	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	National Government of Argentina	Tax Authority (AFIP)									0	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	National Government of Argentina	Tax Authority (AFIP)	18,227,347								18,227,347	Payments made in ARS, refer Additional notes for conversion assumptions
Argentina	Province of Salta	Gran Treasury of the Province of Salta		3,277,834							3,277,834	Payments made in ARS, refer Additional notes for conversion assumptions
Mexico	National Government of Mexico	Tax Authority (SAT)	3,932,949								3,932,949	Payments made in MXP, refer Additional notes for conversion assumptions
Mexico	National Government of Mexico	Mexican Geological Service		3,764,130							3,764,130	Payments made in MXP, refer Additional notes for conversion assumptions
Mexico	National Government of Mexico	Ministry of Economy	6,074,920	1,301,340	1,531,902						8,908,162	Payments made in MXP, refer Additional notes for conversion assumptions
Mexico	Municipality of San Jose del Progreso								1,534,779	681,498	2,216,277	Payments made in MXP, refer Additional notes for conversion assumptions
Mexico	Municipality of Ejutla de Crespo								345,552		345,552	Payments made in MXP, refer Additional notes for conversion assumptions
Peru	Federal Govemement of Peru	Superintendencia Nacional de Administración Tributaria - SUNAT	11,689,463	518,522					-		12,207,985	Payments made in PEN, refer to Additional notes for conversion assumptions
Peru	Federal Govemement of Peru	Organismo de Evaluación y Fiscalización Ambiental -OEFA	94,938						-		94,938	Payments made in PEN, refer to Additional notes for conversion assumptions
Peru	Federal Govemement of Peru	Organismo Supervisor de la Inversión de Energía y Minería - OSINERGMIN	158,970						-		158,970	Payments made in PEN, refer to Additional notes for conversion assumptions

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Fortuna Silver Mines Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E929085
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Donations	Total Amount paid to Payee	Notes[34]
Peru	Federal Govemement of Peru	Instituto Geologico, Minero y Metalurgía			281,863				-		281,863	Payments made in PEN, refer to Additional notes for conversion assumptions
Peru	Federal Govemement of Peru	Ministerio de Agricultura - Autoridad Nacional del Agua			139,486				-		139,486	Payments made in PEN, refer to Additional notes for conversion assumptions
Côte d'Ivoire	Federal government of Cote d'Ivoire	Tax authority	-	4,549,787	-					-	4,549,787	Payments made in XOF, refer to Additional notes for conversion assumptions
Senegal	Government of Senegal	Tax Authority		12,574,488							12,574,488	Payments made in XOF, refer to Additional notes for conversion assumptions
BURKINA-FASO	Government of Burkina Faso	Tax Authority	5,347,815	19,456,139	1,304,078	-	-	1,760,685	-	207,065	28,075,782	Payments made in XOF, refer to Additional notes for conversion assumptions
Additional Notes:

The amounts above are all reflected in CAD, the functional currency of the reporting entity - the average exchange rates for 2023 to convert local currency amounts to CAD were as follows: ARS 235.6421; MXN 17.7665; PEN 2.9220; and XOF 0.00221

[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Fortuna Silver Mines Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E929085
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Donations	Total Amount paid by Project	Notes[23]
Argentina	Lindero Mine	19,535,491	3,277,834	292,267	-	-	-	-	-	23,105,592	Payments made in ARS, refer Additional notes for conversion assumptions
Mexico	San Jose Mine	10,007,869	5,065,470	1,531,902	-	-	-	1,880,331	681,498	19,167,070	Payments made in MXP, refer Additional notes for conversion assumptions
Peru	Bateas Mine	11,943,370	518,522	421,349	-	-	-			12,883,241	Payments made in PEN, refer to Additional notes for conversion assumptions
Côte d'Ivoire	Seguela Mine	-	4,549,787	-	-	-	-	-	-	4,549,787	Payments made in XOF, refer to Additional notes for conversion assumptions
Senegal	Chesser	-	12,574,488	-	-	-	-	-	-	12,574,488	Payments made in XOF, refer to Additional notes for conversion assumptions
Burkina Faso	Yaramoko Mine	5,347,815	19,456,139	1,304,078	-	-	1,760,685	-	207,065	28,075,782	Payments made in XOF, refer to Additional notes for conversion assumptions
Additional Notes[3]:

The amounts above are all reflected in CAD, the functional currency of the reporting entity - the average exchange rates for 2023 to convert local currency amounts to CAD were as follows: ARS 235.6421; MXN 17.7665; PEN 2.9220; and XOF 0.00221

[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.